UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2018

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On September 28, 2018, the size of the Board of Directors of Workhorse Group Inc. (the “Company”) was increased from five to six and Michael L. Clark was appointed as a director of the Company.

On July 6, 2018, the Company, as borrower, entered into a Loan Agreement with a fund managed by Arosa Capital Management LP (“Arosa”), as lender, providing for a term loan in the principal amount of $6,100,000 (the “Loan Agreement”). Pursuant to the Loan Agreement, the Company is required to appoint to the Board of Directors a person designated in writing by Arosa for a period of no less than 12 months. Mr. Clark was designated by Arosa. Except as set forth herein, there is no understanding or arrangement between Mr. Clark and any other person pursuant to which Mr. Clark was selected as a director of the Company.  Mr. Clark does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Since January 1, 2016, Mr. Clark has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.  On September 28, 2018, Mr. Clark entered into letter agreements with the Company pursuant to which he was appointed as director of the Company in consideration of an annual fee of $40,000.  Additionally, the Company granted Mr. Clark options to purchase 50,000 shares of the Company’s common stock at $1.10 per share.  The options will expire five years from the vesting period with 10,000 options vesting upon the signing of the agreement and 4,000 every June 30 and December 31 thereafter for a total of 50,000 shares.

Michael L. Clark has served as a director of Halcón Resources (NYSE: HK) since September 2016 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee. Mr. Clark has also served as a director of Paragon Offshore Ltd., as Chairman of the Corporate Governance and Compensation Committee and a member of its Audit Committee from July 2017 until its sale to Borr Drilling Limited in March 2018. Mr. Clark is a Chartered Financial Analyst (CFA) Charterholder with over seventeen years of investing experience focused on energy equities and basic materials. Mr. Clark was a Retired Partner of SIR Capital Management, LLC from 2014 until his departure in 2016 and from 2008 to 2013 served as a Portfolio Manager and Partner. Prior to that, Mr. Clark valued equities as a Portfolio Manager at Satellite Asset Management, LLC from 2005 to 2007 and as an Equity Research Analyst at SAC Capital Management, LLC from 2003 to 2005 and at Merrill Lynch from 1997 to 2002. Mr. Clark began his career at Deloitte & Touche, LLP, progressing to Senior Auditor. He is a Certified Public Accountant licensed in New York State and also holds the Accredited in Business Valuation (ABV) credential awarded by the American Institute of Certified Public Accountants. The National Association of Corporate Directors (NACD) recognized him as a NACD Governance Fellow in 2017. Mr. Clark graduated cum laude from the University of Pennsylvania with a Bachelor of Arts in Economics and earned a Masters of Business Administration in Finance and Economics with Distinction (top 10%) from New York University’s Stern School of Business.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
4.1	Stock Option Agreement by and between Workhorse Group Inc. and Michael L. Clark dated September 28, 2018

10.1	Director Agreement by and between Workhorse Group Inc. and Michael L. Clark dated September 28, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 1, 2018	By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

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